Exhibit 99.1

Pegasystems Announces Financial Results for Second Quarter and First Six Months of 2014

GAAP License Revenue increases 28% in the first six months of 2014;

YTD GAAP EPS of $0.14; YTD Non-GAAP EPS of $0.30

CAMBRIDGE, Mass. – August 5, 2014 – Pegasystems Inc. (NASDAQ: PEGA), the software company powering the digital enterprise with Better Business Software®, today announced results for its second quarter and six months ended June 30, 2014.

“We are pleased with our strong performance in the first half of 2014,” said Alan Trefler, Founder and CEO of Pegasystems. “License revenue growth was 28% for the first half, and in addition we have seen a substantial build in license backlog. We continue to focus on delivering the critical capabilities our clients need, including the ability to leverage social data; support any mobile device; incorporate predictive analytics across multiple data sources; enable cloud deployment; and leverage the emerging internet of things.”

“On the heels of the largest-ever gathering of our global customers at PegaWORLD 2014, it’s more apparent than ever that our message is resonating, and our clients are leveraging Pega to achieve transformational results,” continued Mr. Trefler. “From digitally native companies like PayPal and Expedia to more traditional banks and insurance companies, our clients are using Pega technology to create agile systems that meet the evolving needs of their customers.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended June 30,
	2014	2014	2013	2013	% Increase
($ in ’000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$142,985	$143,868	$117,315	$117,315	22%	23%
License Revenue	$54,012	$54,533	$40,206	$40,206	34%	36%
Net Income	$1,504	$7,989	$4,703	$8,540	(68%)	(6%)
Diluted Earnings per share (2)	$0.02	$0.10	$0.06	$0.11	(67%)	(9%)

	Six Months Ended June 30,				% Increase
	2014	2014	2013	2013	(Decrease)
($ in ’000s)	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Total Revenue	$283,449	$286,091	$233,561	$233,561	21%	22%
License Revenue	$106,626	$107,669	$83,415	$83,415	28%	29%
Net Income	$11,269	$23,695	$13,772	$21,433	(18%)	11%
Diluted Earnings per share (2)	$0.14	$0.30	$0.18	$0.28	(22%)	7%

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.
(2)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Cash: Total cash, cash equivalents, and marketable securities at the end of the quarter was $216 million, up 38% from 2013 year-end.

Cash generated from operations for the first six months of 2014 was $73.9 million, an increase of 15% on a year-over-year basis. Free Cash Flow, which we define as operating cash flow less Cap Ex, was $71.1 million, an increase of 14% on a year-over-year basis.

License and Cloud Backlog: The Company computes license backlog by adding billed deferred license and cloud revenue and off-balance sheet license and cloud commitments, which is business that is contracted, unbilled and not recorded on the Company’s balance sheet.

License and Cloud Backlog (1)

	June 30,
($ in millions)	2014	2013	Increase
Total billed deferred license and cloud revenue	54.9	37.3	47%
Total off-balance sheet license and cloud commitments	298.7	246.8	21%
TOTAL LICENSE AND CLOUD BACKLOG	353.6	284.1	24%

(1)	See historical license backlog amounts including cloud in a separate schedule at the end of this release.

“As a result of our strong performance in the first half of 2014 and the increased visibility of having built backlog, we believe we will modestly exceed our previously issued non-GAAP revenue guidance of approximately $580 million for the full year 2014,” said Rafe Brown, Pegasystems CFO. “The additional visibility we have on the year allows us to accelerate our investment in product, cloud, and distribution resources while maintaining our non-GAAP EPS guidance for the year of approximately 78 cents per share.”

Quarterly Conference Call

Pegasystems will host a conference call and live Webcast associated with this announcement at 5:00 p.m. EDT today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Web site at www.pega.com/about-us/investors. Dial-in information is as follows: 1 (877) 407-3982 (domestic) or 1 (201) 493-6780 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Audio Archives link.

Discussion of Non-GAAP Financial Measures:

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related costs, and restructuring costs. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including our guidance regarding 2014 non-GAAP revenue and earnings per share. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should,” “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, the financial impact of the Antenna acquisition, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at www.pega.com/about-us/investors/sec-filings. The forward-looking statements contained in this press release represent the Company’s views as of August 5, 2014. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to August 5, 2014.

RSS Feeds for Pegasystems Press Releases, Pegasystems Media Coverage and Pegasystems Events

About Pegasystems

Pegasystems Build for Change® Platform is the heart of Better Business Software®. It delivers business agility and empowers leading organizations to rapidly close execution gaps and seize new opportunities. Pegasystems leverages its recognized leadership in Business Process Management (BPM), Multi-Channel Customer Relationship Management (CRM), Business Rules, and Adaptive Analytics to uniquely give its clients the power to engage customers, simplify operations and Build For Change®. For more information, please visit us at www.pega.com.

Press Contacts:
Lisa Pintchman	Rosemarie Esposito
Pegasystems Inc.	Hotwire PR
lisa.pintchman@pega.com	Rosemarie.Esposito@hotwirepr.com
(617) 866-6022	(646) 738-8964
Twitter: @pega

Investor Contact:

Sheila Ennis

ICR for Pegasystems

sheila.ennis@icrinc.com

617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Software license	$54,012	$40,206	$106,626	$83,415
Maintenance	45,393	37,937	90,274	74,259
Services	43,580	39,172	86,549	75,887

Total revenue	142,985	117,315	283,449	233,561

Cost of revenue:
Software license	1,177	1,576	2,756	3,159
Maintenance	5,044	3,772	9,708	7,507
Services	40,470	32,530	80,140	64,865

Total cost of revenue (1)	46,691	37,878	92,604	75,531

Gross profit	96,294	79,437	190,845	158,030

Operating expenses:
Selling and marketing	56,342	45,346	102,149	84,616
Research and development	27,323	19,761	51,932	39,337
General and administrative	10,250	7,277	19,552	14,073
Acquisition-related costs	157	—	363	—

Total operating expenses (1)	94,072	72,384	173,996	138,026

Income from operations	2,222	7,053	16,849	20,004
Foreign currency transaction gain (loss)	(4)	(437)	318	(2,327)
Interest income, net	163	135	287	253
Other (expense), income net	6	(94)	(526)	745

Income before provision for income taxes	2,387	6,657	16,928	18,675
Provision for income taxes	883	1,954	5,659	4,903

Net income	$1,504	$4,703	$11,269	$13,772

Earnings per share (2):
Basic	$0.02	$0.06	$0.15	$0.18

Diluted	$0.02	$0.06	$0.14	$0.18

Weighted-average number of common shares outstanding (2):
Basic	76,286	75,898	76,385	75,896
Diluted	78,280	77,498	78,563	77,538

Dividends declared per share (2)	$0.030	$0.015	$0.045	$0.030

(1) Includes stock-based compensation as follows:

Cost of revenue	$1,387	$1,014	$2,398	$2,187
Operating expenses	$3,771	$2,267	$6,055	$4,526

(2)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

							% Increase
	Three Months Ended June 30,						(Decrease)
	2014		2014	2013		2013
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$142,985	$883	$143,868	$117,315	$—	$117,315	22%		23%
Software license (2)	54,012	521	54,533	40,206	—	40,206	34%		36%
Maintenance (3)	45,393	153	45,546	37,937	—	37,937	20%		20%
Services (4)	43,580	209	43,789	39,172	—	39,172	11%		12%

TOTAL COST OF REVENUE	$46,691	$(2,831)	$43,860	$37,878	$(2,555)	$35,323	23%		24%
Amortization of intangible assets (5) (6)	1,444	(1,444)	—	1,541	(1,541)	—
Stock-based compensation (6)	1,387	(1,387)	—	1,014	(1,014)	—

GROSS MARGIN %	67%		70%	68%		70%	(37	) bp	(38	) bp

TOTAL OPERATING EXPENSES	$94,072	$(5,908)	$88,164	$72,384	$(3,499)	$68,885	30%		28%
Amortization of intangible assets (5) (6)	1,980	(1,980)	—	1,232	(1,232)	—
Stock-based compensation (6)	3,771	(3,771)	—	2,267	(2,267)	—
Acquisition-related costs	157	(157)	—	—	—	—

INCOME FROM OPERATIONS	$2,222	$9,622	$11,844	$7,053	$6,054	$13,107	(68%)		(10%)

OPERATING MARGIN %	2%		8%	6%		11%	(446	) bp	(294	) bp

INCOME TAX EFFECTS (7)	$883	$3,137	$4,020	$1,954	$2,217	$4,171	(55%)		(4%)

NET INCOME	$1,504	$6,485	$7,989	$4,703	$3,837	$8,540	(68%)		(6%)

DILUTED EARNINGS PER SHARE (8)	$0.02	$0.08	$0.10	$0.06	$0.05	$0.11	(67%)		(9%)

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING (8)	78,280	—	78,280	77,498	—	77,498	1%		1%

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

							% Increase
	Six Months Ended June 30,						(Decrease)
	2014		2014	2013		2013
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$283,449	$2,642	$286,091	$233,561	$—	$233,561	21%		22%
Software license (2)	106,626	1,043	107,669	83,415	—	83,415	28%		29%
Maintenance (3)	90,274	375	90,649	74,259	—	74,259	22%		22%
Services (4)	86,549	1,224	87,773	75,887	—	75,887	14%		16%

TOTAL COST OF REVENUE	$92,604	$(5,682)	$86,922	$75,531	$(5,269)	$70,262	23%		24%
Amortization of intangible assets (5) (6)	3,284	(3,284)	—	3,082	(3,082)	—
Stock-based compensation (6)	2,398	(2,398)	—	2,187	(2,187)	—

GROSS MARGIN %	67%		70%	68%		70%	(33	) bp	(30	) bp

TOTAL OPERATING EXPENSES	$173,996	$(10,314)	$163,682	$138,026	$(6,994)	$131,032	26%		25%
Amortization of intangible assets (5) (6)	3,896	(3,896)	—	2,468	(2,468)	—
Stock-based compensation (6)	6,055	(6,055)	—	4,526	(4,526)	—
Acquisition-related costs	363	(363)	—	—	—	—

INCOME FROM OPERATIONS	$16,849	$18,638	$35,487	$20,004	$12,263	$32,267	(16%)		10%

OPERATING MARGIN %	6%		12%	9%		14%	(262	) bp	(141	) bp

INCOME TAX EFFECTS (7)	$5,659	$6,212	$11,871	$4,903	$4,602	$9,505	15%		25%

NET INCOME	$11,269	$12,426	$23,695	$13,772	$7,661	$21,433	(18%)		11%

DILUTED EARNINGS PER SHARE (8)	$0.14	$0.16	$0.30	$0.18	$0.10	$0.28	(22%)		7%

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING (8)	78,563	—	78,563	77,538	—	77,538	1%		1%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed from Antenna. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Antenna as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and that it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related costs and restructuring costs: We have excluded the effect of acquisition-related costs and restructuring costs from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental costs associated with the Antenna acquisition. These acquisition-related costs were primarily professional fees to affect the acquisition. We have also incurred restructuring costs related to the integration of the acquisition, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Restructuring costs consist primarily of lease exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	As of June 30, 2014, approximately $0.5 million in estimated revenues related to assumed software license contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(3)	As of June 30, 2014, approximately $0.2 million in estimated revenues related to assumed software support contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(4)	As of June 30, 2014, approximately $0.5 million in estimated revenues related to assumed hosting and services contracts will not be recognized in fiscal 2014 due to business combination accounting rules.

(5)	Estimated future annual amortization expense related to intangible assets as of June 30, 2014 is as follows:

Fiscal 2014	$6,209
Fiscal 2015	11,557
Fiscal 2016	11,145
Fiscal 2017	9,564
Fiscal 2018 and thereafter	11,585

Total intangible assets subject to amortization	$50,060

(6)	Below is a reconciliation of Non-GAAP operating expenses:

	Three Months Ended June 30,
	2014		2014	2013		2013
(in ’000s)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$56,342	$(2,971)	$53,371	$45,346	$(2,055)	$43,291
Amortization of intangible assets	1,499	(1,499)	—	1,232	(1,232)	—
Stock-based compensation	1,472	(1,472)	—	823	(823)	—
Research and development	$27,323	$(1,106)	$26,217	$19,761	$(604)	$19,157
Stock-based compensation	1,106	(1,106)	—	604	(604)	—
General and administrative	$10,250	$(1,674)	$8,576	$7,277	$(840)	$6,437
Amortization of intangible assets	481	(481)	—	—	—	—
Stock-based compensation	1,193	(1,193)	—	840	(840)	—
Acquisition-related costs	157	(157)	—	—	—	—
TOTAL OPERATING EXPENSES	$94,072	$(5,908)	$88,164	$72,384	$(3,499)	$68,885

	Six Months Ended June 30,
	2014		2014	2013		2013
(in ’000s)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Selling and marketing	$102,149	$(5,431)	$96,718	$84,616	$(4,407)	$80,209
Amortization of intangible assets	2,995	(2,995)	—	2,464	(2,464)	—
Stock-based compensation	2,436	(2,436)	—	1,943	(1,943)	—
Research and development	$51,932	$(1,749)	$50,183	$39,337	$(1,267)	$38,070
Stock-based compensation	1,749	(1,749)	—	1,267	(1,267)	—
General and administrative	$19,552	$(2,771)	$16,781	$14,073	$(1,320)	$12,753
Amortization of intangible assets	901	(901)	—	4	(4)	—
Stock-based compensation	1,870	(1,870)	—	1,316	(1,316)	—
Acquisition-related costs	363	(363)	—	—	—	—
TOTAL OPERATING EXPENSES	$173,996	$(10,314)	$163,682	$138,026	$(6,994)	$131,032

(7)	The GAAP income tax effects were calculated using an effective tax rate of 37% and 33.4% in the second quarter and first six months of 2014, respectively, and 29.4% and 26.3% in the second quarter and first six months of 2013, respectively. The non-GAAP income tax effects were calculated using an effective tax rate of 33.5% and 33.4% in the second quarter and first six months of 2014, respectively, and 32.8% and 30.7% in the second quarter and first six months of 2013, respectively.

The differences between our GAAP and non-GAAP effective tax rates in 2014 and 2013 primarily relates to the impact of higher non-GAAP income subjected to tax in higher tax rate jurisdictions.

(8)	The number of common shares and per share amounts have been retroactively restated for all prior periods to reflect the Company’s two-for-one common stock split effected in the form of a common stock dividend distributed on April 1, 2014.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of June 30, 2014	As of December 31, 2013
	(in thousands)
Current Assets:
Cash and cash equivalents	$127,111	$80,231
Marketable securities	89,102	76,461

Total cash, cash equivalents, and marketable securities	216,213	156,692
Trade accounts receivable, net	114,642	165,628
Deferred income taxes	12,052	12,014
Income taxes receivable	11,690	4,708
Other current assets	8,982	9,148

Total current assets	363,579	348,190
Property and equipment, net	27,223	28,957
Long-term deferred income taxes	61,264	60,291
Other assets	2,998	2,526
Intangible assets, net	50,060	56,574
Goodwill	40,463	40,329

Total assets	$545,587	$536,867

Current liabilities:
Accounts payable	$6,827	$3,678
Accrued expenses	31,609	31,814
Accrued compensation and related expenses	42,397	44,399
Deferred revenue	120,501	110,882

Total current liabilities	201,334	190,773
Income taxes payable	21,469	21,269
Long-term deferred revenue	24,535	34,196
Other long-term liabilities	17,693	18,841

Total liabilities	265,031	265,079
Stockholders’ equity:	280,556	271,788

Total liabilities and stockholders’ equity	$545,587	$536,867

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2014	2013
	(in thousands)
Operating activities:
Net income	$11,269	$13,772
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(3,425)	(1,991)
Depreciation, amortization, foreign currency transaction loss (gain), and other non-cash items	11,589	13,996
Stock-based compensation expense	8,453	6,713
Change in operating assets and liabilities, and other, net	46,049	31,790

Cash provided by operating activities	73,935	64,280

Cash used in investing activities	(18,008)	(26,122)

Cash used in financing activities	(11,287)	(8,678)

Effect of exchange rate changes on cash and cash equivalents	2,240	(3,160)

Net increase in cash and cash equivalents	46,880	26,320
Cash and cash equivalents, beginning of period	80,231	77,525

Cash and cash equivalents, end of period	$127,111	$103,845

PEGASYSTEMS INC.

Historical License and Cloud Backlog

($ in thousands)

	2014	2014	2013	2013	2013	2013	2012
	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Total billed deferred license and cloud revenue	54,938	62,741	64,459	34,644	37,312	31,765	40,262

Total off-balance sheet license and cloud commitments	298,658	270,243	283,099	248,403	246,821	253,623	265,222

TOTAL LICENSE AND CLOUD BACKLOG	$353,596	$332,984	$347,558	$283,047	$284,133	$285,388	$305,484